Exhibit 99.1

Alimera Sciences Reports Third Quarter 2018 Results

•	Record Net Revenue of $11.1 Million in Q3 2018; U.S. Net Revenue up 20%
•	Record U.S. End User Demand in Q3 2018
•	Net Loss and Adjusted EBITDA Loss Continue to Improve
ATLANTA, November 5, 2018 (GLOBE NEWSWIRE) -- Alimera Sciences, Inc. (Nasdaq: ALIM) (Alimera), a global pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals, today announced financial results for the three months ended September 30, 2018. Alimera will host a conference call on November 6, 2018, at 9:00 a.m. ET to discuss these results.

“We are pleased with our progress in the third quarter of 2018, our highest quarter in both revenue and U.S. end user demand. Three years into the launch of ILUVIEN in the U.S., we continue to grow and anticipate continued momentum through the end of 2018 and into 2019,” said Dan Myers, Alimera’s Chief Executive Officer. “We are encouraged by the continued reduction of our net loss and adjusted EBITDA loss as we approach breakeven. We look forward to expanding the availability of and demand for ILUVIEN as we anticipate the addition of an indication for uveitis in Europe and launches of ILUVIEN by our distribution partners in Spain and France.”
Third Quarter 2018 Financial Results
Consolidated Net Revenue
Consolidated net revenue increased 13% to approximately $11.1 million for the three months ended September 30, 2018, compared to approximately $9.8 million for the three months ended September 30, 2017. For the nine months ended September 30, 2018 consolidated net revenue increased 19% to approximately $31.9 million, compared to approximately $26.8 million for the nine months ended September 30, 2018.
U.S. Net Revenue
U.S. net revenue increased by 20% to approximately $8.5 million for three months ended September 30, 2018, compared to U.S. net revenue of approximately $7.1 million for the three months ended September 30, 2017. The increase was attributable to increased end user demand and increased sales to our distributors during the three months ended September 30, 2018.

End user demand, which represents units purchased by physicians and pharmacies from our distributors, was higher in the three months ended September 30, 2018, increasing 17% to 977 units compared to 837 units in the three months ended September 30, 2017.
The discrepancy between GAAP revenue and end user demand growth is due to the timing of distributor purchases from quarter to quarter. In the third quarter of 2018, Alimera’s distributors purchased approximately 5% more units than they sold to end users, increasing their stock on hand during that quarter. In the third quarter of 2017, Alimera’s distributors purchased approximately 3% more units than they sold to end users, increasing their stock on hand during that quarter.
International Net Revenue
Net revenue in Alimera’s international segment was approximately $2.6 million for both the three months ended September 30, 2018 and 2017. Although overall net revenue remained flat, sales in the countries in Europe where we sell through distributors increased $370,000, while sales in the other countries in Europe where we sell directly decreased $360,000. The increase in our distributor markets was due to increased demand in the Middle East and Italy, and stocking orders by the Company’s Spanish distributor in advance of a planned 2019 launch. The decrease in the direct markets was primarily attributable to a decrease in sales in Germany. Revenues from Alimera’s international distributors comprise, depending upon the distribution arrangement, both upfront payments for inventory and a revenue share of the distributors’ sales of product to end users. Revenues from Alimera’s international distributors will fluctuate from quarter to quarter based upon the timing of the distributors’ stocking practices.
Operating Expenses
Research, development and medical affairs expenses for the three months ended September 30, 2018 decreased by 48%, to approximately $2.8 million, compared to approximately $5.4 million for the three months ended September 30, 2017. The decrease was primarily attributable to a decrease of approximately $2.9 million related to a non-cash charge in the 2017 period for in-process Research and Development Expense to acquire the rights to Uveitis from EyePoint Pharmaceuticals expensed during the three months ended September 30, 2017.
General and administrative expenses for the three months ended September 30, 2018 increased by $100,000, or 3%, to approximately $3.4 million, compared to approximately $3.3 million for the three months ended September 30, 2017.
Sales and marketing expenses decreased by 8%, to $5.5 million for the three months ended September 30, 2018, compared to $6.0 million reported for the three months ended September 30, 2017. The decrease was primarily attributable to a $310,000 reduction in international personnel costs, and a $200,000 reduction in expenses associated with commercial support.
Total operating expenses were approximately $12.4 million for the three months ended September 30, 2018, compared to approximately $12.6 million for the three months ended September 30, 2017, a decrease of 2%. “Adjusted Operating Expenses,” a non-

GAAP financial measure defined below, were approximately $10.7 million for the three months ended September 30, 2018, compared to Adjusted Operating Expenses of approximately $10.6 million for the three months ended September 30, 2017, an increase of 1%.
Net Loss
Net loss for the three months ended September 30, 2018 was approximately $3.5 million, compared to a net loss of approximately $5.3 million for the three months ended September 30, 2017, an improvement of 34%.
Adjusted EBITDA
“Adjusted EBITDA,” a non-GAAP financial measure defined below, was approximately a $520,000 loss for the three months ended September 30, 2018, compared to Adjusted EBITDA of approximately a $1.8 million loss for the three months ended September 30, 2017, an improvement of 71%.
Net Income (Loss) per Common Share
Basic net income per common share for the three months ended September 30, 2018 was $0.40 on 87,972,575 total weighted average shares outstanding, compared to basic net loss per share of $(0.08) on 68,430,856 total weighted average shares outstanding during the three months ended September 30, 2017. Diluted net income per common share for the three months ended September 30, 2018 was $0.39 on 88,108,280 total weighted average shares outstanding, compared to diluted net loss per share of $(0.08) on 68,430,856 total weighted average shares outstanding during the three months ended September 30, 2017. Net income for the three months ended September 30, 2018 was primarily attributable to the gain on the extinguishment of Alimera’s Series B Convertible Preferred Stock resulting from its exchange in September 2018 for new Series C Convertible Preferred Stock which attributed $0.45 per share and $0.48 per share for the three and nine months ended September 30, 2018, respectively.
Non-GAAP Loss per Common Share
Basic and diluted “Non-GAAP Net Loss per Common Share,” a non-GAAP financial measure defined below that reflects the elimination of the gain on the extinguishment of preferred stock, was $(0.05) for the three months ended September 30, 2018 on 70,038,411 weighted average shares outstanding, compared to $(0.08) on 68,430,856 weighted average shares outstanding during the three months ended September 30, 2017.
Cash and Cash Equivalents
As of September 30, 2018, Alimera had cash and cash equivalents of approximately $12.6 million.
Definitions of Non-GAAP Financial Measures
For purposes of this press release, “Adjusted Operating Expenses” is operating expenses minus depreciation, amortization, and stock-based compensation expenses. “Adjusted

EBITDA” is earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, gains and losses from the change in the fair value of derivative warrant liability and losses on extinguishment of debt. “Non-GAAP Net Loss per Common Share” is Net Loss, after the elimination of the gain on the extinguishment of Alimera’s Series B Convertible Preferred Stock resulting from its exchange in September 2018 for new Series C Convertible Preferred Stock, divided by weighted average common shares outstanding. Alimera provides non-GAAP financial information because it believes this information can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the sections of this press release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures,” which includes Adjusted Operating Expenses, Adjusted EBITDA, and Non-GAAP Net Loss per Common Share.
Conference Call to be Held November 6, 2018
A conference call will be hosted by Dan Myers, Chief Executive Officer, and Rick Eiswirth, President and Chief Financial Officer, to discuss the results. The call will be held at 9:00 a.m. ET, on November 6, 2018. Please refer to the information below for conference call dial-in information and webcast registration.
Conference date: November 6, 2018, 9:00 AM ET
Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: Alimera Sciences Third Quarter 2018 Results Call
Webcast Registration: Click Here
Following the live call, a replay will be available on Alimera’s website, www.alimerasciences.com, under “Investor Relations.”
About Alimera Sciences
Alimera, founded in September 2003, is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera’s focus is on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people in aging populations. Alimera’s commitment to retina specialists and their patients is manifest in its product portfolio. For more information, please visit www.alimerasciences.com.
Non-GAAP Financial Measures
This press release contains a discussion of non-GAAP financial measures, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-

GAAP measures of Adjusted Operating Expenses and Adjusted EBITDA are useful measures in evaluating Alimera’s operating performance. Alimera uses Adjusted Operating Expenses and Adjusted EBITDA in the management of its business. Accordingly, Adjusted Operating Expenses and Adjusted EBITDA for the three months ended September 30, 2018 have been presented in certain instances excluding items identified in the reconciliations provided. For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, see the tables below.
For this quarter, Alimera is presenting a new non-GAAP financial measure, Non-GAAP Net Loss per Common Share. Alimera believes that Non-GAAP Net Loss per Common Share is a useful measure in evaluating Alimera’s operating performance for this quarter, because it eliminates the gain on the extinguishment of Alimera’s Series B Convertible Preferred Stock resulting from its exchange in September 2018 for new Series C Convertible Preferred Stock. This gain was unrelated to Alimera’s operating performance.
These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies may calculate these measures in an identical manner. Therefore, they are not necessarily an accurate measure of comparison between companies.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. To compensate for these limitations, Alimera presents its non-GAAP financial results in connection with its GAAP results. Investors are encouraged to review the reconciliation of each of our non-GAAP financial measures to its most directly comparable GAAP financial measure.
Forward Looking Statements
This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, including that Alimera anticipates continued sales momentum throughout 2018. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, (a) a slowdown or reduction in Alimera’s sales in late 2018 and early 2019 due to a reduction in end user demand, unanticipated competition, regulatory issues, or other unexpected circumstances, (b) Alimera may not receive approval for non-infectious posterior uveitis for ILUVIEN in Europe, the approval process may be delayed significantly, or Alimera may be unable to meet any post-market requirements, (c) the anticipated launches of ILUVIEN by Alimera’s distribution partners in Spain and France may be delayed or may not occur, or (d) other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2017 and Alimera’s Quarterly Report on Form 10-Q for the three months ended June 30, 2018, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at http://www.sec.gov. Additional factors may also be set forth in those sections of Alimera’s Quarterly Report on Form 10-Q for the three months ended September 30, 2018, to be filed with the SEC soon.
Besides the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved. All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

ALIMERA SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2018	December 31, 2017
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$12,591	$24,067
Restricted cash	33	34
Accounts receivable, net	14,280	11,435
Prepaid expenses and other current assets	2,787	2,278
Inventory	1,721	1,508
Total current assets	31,412	39,322
NON-CURRENT ASSETS:
Property and equipment, net	1,570	1,410
Intangible asset, net	17,212	18,664
Deferred tax asset	1,008	528
TOTAL ASSETS	$51,202	$59,924
CURRENT LIABILITIES:
Accounts payable	$5,575	$5,905
Accrued expenses	1,895	3,582
Capital lease obligations	237	184
Total current liabilities	7,707	9,671
NON-CURRENT LIABILITIES:
Note payable	37,663	34,365
Capital lease obligations — less current portion	364	203
Other non-current liabilities	2,497	766
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock:
Series A Convertible Preferred Stock, liquidation preference of $24,000 at September 30, 2018	19,227	19,227
Series B Convertible Preferred Stock, no liquidation preference at September 30, 2018	—	49,568
Series C Convertible Preferred Stock, liquidation preference of $10,150 at September 30, 2018	11,117	—
Common stock	700	691
Additional paid-in capital	345,053	341,622
Common stock warrants	3,707	3,707
Accumulated deficit	(375,879)	(399,075)
Accumulated other comprehensive loss	(954)	(821)
TOTAL STOCKHOLDERS’ EQUITY	2,971	14,919
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,202	$59,924

ALIMERA SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)
NET REVENUE	$11,137	$9,784	$31,856	$26,770
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(965)	(1,039)	(3,354)	(2,395)
GROSS PROFIT	10,172	8,745	28,502	24,375

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	2,799	5,420	8,398	9,768
GENERAL AND ADMINISTRATIVE EXPENSES	3,446	3,320	10,530	9,596
SALES AND MARKETING EXPENSES	5,480	6,002	17,375	16,564
DEPRECIATION AND AMORTIZATION	642	679	1,941	2,012
RECOVERABLE COLLABORATION COSTS	—	(2,851)	—	(2,851)
OPERATING EXPENSES	12,367	12,570	38,244	35,089
NET LOSS FROM OPERATIONS	(2,195)	(3,825)	(9,742)	(10,714)

INTEREST EXPENSE AND OTHER	(1,211)	(1,431)	(3,540)	(4,152)
UNREALIZED FOREIGN CURRENCY (LOSS) GAIN, NET	(16)	(6)	18	(6)
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	—	—	—	188
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	—	(1,766)	—
NET LOSS BEFORE TAXES	(3,422)	(5,262)	(15,030)	(14,684)
PROVISION FOR TAXES	(28)	(23)	(104)	(93)
NET LOSS	(3,450)	(5,285)	(15,134)	(14,777)
GAIN ON EXTINGUISHMENT OF PREFERRED STOCK	38,330	—	38,330	—
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$34,880	$(5,285)	$23,196	$(14,777)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — Basic	70,038,411	68,430,856	69,981,744	66,272,691
WEIGHTED AVERAGE PARTICIPATING SHARES – Basic	17,934,164	—	17,604,533	—
TOTAL WEIGHTED AVERAGE SHARES — Basic	87,972,575	68,430,856	87,586,277	66,272,691
NET INCOME (LOSS) PER COMMON SHARE — Basic	$0.40	$(0.08)	$0.26	$(0.22)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — Diluted	70,038,411	68,430,856	69,981,744	66,272,691
WEIGHTED AVERAGE PARTICIPATING SHARES – Diluted	17,934,164	—	17,604,533	—
TOTAL WEIGHTED AVERAGE SHARES — Diluted	88,483,504	68,430,856	88,108,280	66,272,691
NET INCOME (LOSS) PER COMMON SHARE — Diluted	$0.39	$(0.08)	$0.26	$(0.22)

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)
GAAP NET LOSS	$(3,450)	$(5,285)	$(15,134)	$(14,777)
Adjustments to net loss:
Interest expense and other	1,211	1,431	3,540	4,152
Provision for taxes	28	23	104	93
Depreciation and amortization	642	679	1,941	2,012
Stock-based compensation expenses	1,032	1,302	3,390	3,703
Unrealized foreign currency exchange loss (gain)	16	6	(18)	6
Change in the fair value of derivative warrant liability	—	—	—	(188)
Loss on early extinguishment of debt	—	—	1,766	—
NON-GAAP Adjusted EBITDA	$(521)	$(1,844)	$(4,411)	$(4,999)

GAAP OPERATING EXPENSES TO NON-GAAP ADJUSTED OPERATING EXPENSES
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)
GAAP Operating Expenses	$12,367	$12,570	$38,244	$35,089
Adjustments to Operating Expenses:
Depreciation and amortization	(642)	(679)	(1,941)	(2,012)
Stock-based compensation expenses	(1,032)	(1,302)	(3,390)	(3,703)
NON-GAAP Adjusted Operating Expenses	$10,693	$10,589	$32,913	$29,374

NET GAIN (LOSS) PER COMMON SHARE TO NON-GAAP LOSS PER COMMON SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)
NET GAIN (LOSS) PER COMMON SHARE — Basic	$0.40	$(0.08)	$0.26	$(0.22)
Adjustments to Net Gain (Loss) per Common Share:
Gain on extinguishment of preferred stock	(0.45)	—	(0.48)	—
NON-GAAP Adjusted Loss per Common Share	$(0.05)	$(0.08)	$(0.22)	$(0.22)

ALIMERA SCIENCES, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(in thousands)

	Three Months Ended September 30, 2018				Three Months Ended September 30, 2017
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(Unaudited)
NET REVENUE	$8,492	$2,645	$—	$11,137	$7,143	$2,641	$—	$9,784
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(715)	(250)	—	(965)	(720)	(319)	—	(1,039)
GROSS PROFIT	7,777	2,395	—	10,172	6,423	2,322	—	8,745

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	1,684	904	211	2,799	1,360	984	3,076	5,420
GENERAL AND ADMINISTRATIVE EXPENSES	2,050	786	610	3,446	1,879	673	768	3,320
SALES AND MARKETING EXPENSES	3,913	1,356	211	5,480	4,141	1,551	310	6,002
DEPRECIATION AND AMORTIZATION	—	—	642	642	—	—	679	679
RECOVERABLE COLLABORATION COSTS	—	—	—	—			(2,851)	(2,851)
OPERATING EXPENSES	7,647	3,046	1,674	12,367	7,380	3,208	1,982	12,570
SEGMENT (LOSS) GAIN FROM OPERATIONS	130	(651)	(1,674)	(2,195)	(957)	(886)	(1,982)	(3,825)
OTHER INCOME AND EXPENSES, NET	—	—	(1,227)	(1,227)	—	—	(1,437)	(1,437)
NET LOSS BEFORE TAXES				$(3,422)				$(5,262)

	Nine Months Ended September 30, 2018				Nine Months Ended September 30, 2017
	U.S.	International	Other	Consolidated	U.S.	International	Other	Consolidated
	(Unaudited)
NET REVENUE	$23,468	$8,388	$—	$31,856	$19,643	$7,127	$—	$26,770
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(2,456)	(898)	—	(3,354)	(1,671)	(724)	—	(2,395)
GROSS PROFIT	21,012	7,490	—	28,502	17,972	6,403	—	24,375

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	4,926	2,808	664	8,398	4,016	2,243	3,509	9,768
GENERAL AND ADMINISTRATIVE EXPENSES	6,209	2,416	1,905	10,530	5,410	2,068	2,118	9,596
SALES AND MARKETING EXPENSES	12,427	4,127	821	17,375	11,707	3,930	927	16,564
DEPRECIATION AND AMORTIZATION	—	—	1,941	1,941	—	—	2,012	2,012
RECOVERABLE COLLABORATION COSTS	—	—	—	—	—	—	(2,851)	(2,851)
OPERATING EXPENSES	23,562	9,351	5,331	38,244	21,133	8,241	5,715	35,089
SEGMENT LOSS FROM OPERATIONS	(2,550)	(1,861)	(5,331)	(9,742)	(3,161)	(1,838)	(5,715)	(10,714)
OTHER INCOME AND EXPENSES, NET	—	—	(5,288)	(5,288)	—	—	(3,970)	(3,970)
NET LOSS BEFORE TAXES				$(15,030)				$(14,684)